                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Glacier Bancorp, Inc.
Kalispell, Montana

We consent to the incorporation by reference in the registration statement of Glacier Bancorp, Inc. on Form S-4 of our report dated February 23, 2007, on our audit of the consolidated statements of financial condition of Glacier Bancorp, Inc. as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and comprehensive income and cash flows for the years then ended, which report is included in the December 31, 2006 annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the incorporation by reference of our reports dated February 23, 2007, on managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Glacier Bancorp, Inc. as of December 31, 2006 which reports are included in the annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the references to our firm under the caption "Experts."


/s/ BKD, LLP

Denver, Colorado
March 2, 2007